CROFT-LEOMINSTER, INC.

CROFT FUNDS CORPORATION

AMENDED AND RESTATED CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, Croft Funds Corporation (the “Corporation”) and Croft-Leominster, (the “Adviser”) each recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions that may be possessed by the Corporation’s or the Adviser’s employees, officers and directors could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Corporation or the Adviser’s other clients, in a position where their personal interests conflict with that of the Corporation or the Adviser’s other clients.

In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and in the case of the Adviser Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), the Corporation and the Adviser have each determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.

STATEMENT OF GENERAL PRINCIPLES

All employees, officers, and directors of the Corporation and the Adviser are required to comply with all applicable Federal Securities Laws, as defined herein.  The Corporation recognizes the trust and confidence placed in it by its shareholders, and believes that its operations should be directed to the benefit of its shareholders.  Similarly the Adviser recognizes the trust and confidence placed in it by each of its clients, and recognizes its fiduciary duty to each client.  Therefore, the Corporation and the Adviser hereby adopt the following general principles to guide the actions of its employees, officers and directors:

A.

When acting in the capacity of director or officer of the Corporation, the interests of the Corporation’s shareholders are paramount.  When acting in the capacity of director, officer or employee of the Adviser, the interests of each client is paramount. All personnel must conduct themselves and their operations to give maximum effect to these tenets by assiduously placing their fiduciary obligations before their personal interests.

B.

All personal transactions in securities by the Corporation’s and the Adviser’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel.

C.

All of the Corporation’s and the Adviser’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with the Corporation and/or the Adviser, or that otherwise bring into question the person's independence or judgment.

II.

DEFINITIONS

A.

“Access Person” shall mean (i) each director or officer of the Corporation, or the Adviser (or any company in a control relationship to the Corporation or the Adviser) and (ii) any employee or supervised person of the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase and sale of Securities by the Adviser’s clients or whose function relates to the making of any  recommendations with respect  to such  purchases or sales; and (iii) any natural person in a control relationship to the Corporation or  the Adviser who obtains information concerning recommendations made to the Corporation or another client of the Adviser regarding the purchase and sale of Securities.  A “supervised person” is any director, officer or employee of the Adviser or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

B.

“Beneficial ownership” of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest.  In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

C.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company.  The facts and circumstances of a given situation may counter this presumption.

D.

“Federal Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

E.

“Fund” means an investment company registered under the Investment Company Act.

F.

“High quality short-term debt instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest ratings categories by a nationally recognized statistical rating organization.

G.

“Independent Director” means a Director of the Corporation who is not an “interested person” of the Corporation within the meaning of Section 2(a)(19) of the 1940 Act.

H.

“Investment Personnel” means all Access Persons who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to Adviser’s clients, and all Access Persons who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio manager’s (or committee’s) decisions, and all Access Persons who, in connection with their regular functions, obtain contemporaneous information regarding the purchase or sale of a Security for their clients.

I.

“IPO” (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

J.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

K.

“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

L.

“Review Officer” means the person responsible for review of all transactions selected by the President of the Adviser and approved by the Directors of the Company.

M.

“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the U.S. government; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; or shares of unaffiliated registered, open-end mutual funds.

N.

“Security held or to be acquired” by any Adviser client means:  (i) any Security which, within the most recent 15 days, (a) is or has been held by a client; or (b) is being or has been considered by the Adviser for purchase by a client; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security described in (i) of this definition.

O.

A Security is “being purchased or sold” from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders until the time when such program has been fully completed or terminated.

III.

PROHIBITED PURCHASES AND SALES OF SECURITIES

A.

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security:

1.

employ any device, scheme or artifice to commit fraud;

2.

make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.

engage in any act, practice or course of business which would operate as a fraud or deceit; or

4.

engage in any manipulative practice with respect to the Fund.

B.

No Access Person (other than an Independent Director) may purchase securities offered in connection with an IPO or a Limited Offering without obtaining prior written approval from the Review Officer.

C.

Except as provided in Section III(D), all Access Persons (other than an Independent Director) must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction.

D.

The requirements of Section III(C) shall not apply to the following transactions:

1.

Purchases or sales over which the Access Person has no direct or indirect influence or control;

2.

Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call;

3.

Purchases that are part of an automatic dividend reinvestment plan; and

4.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

E.

The Review Officer’s transactions must be reviewed by another person that is not related to the Review Officer.

IV.

ADDITIONAL RESTRICTIONS AND REQUIREMENTS

A.

No Access Person (other than an Independent Director) shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Adviser.

B.

No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless such position has been presented to and approved by the Adviser as consistent with the interests of the clients.

C.

Each Access Person (other than an Independent Director) must direct each brokerage firm or bank at which such person maintains a Securities account to promptly send duplicate copies of such person's statements to the Review Officer.  Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the Review Officer within ten business days of receipt by the Access Person.

V.

INITIAL AND ANNUAL HOLDINGS REPORTS

A.

Each Access Person must provide to the Review Officer and the Adviser a complete listing of all such Securities the person beneficially owns and all accounts in which any Securities are held for the direct or indirect benefit of the person.  The listing need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control.

The initial listing must be submitted to the Review Officer within 10 days of the date upon which such person first becomes an Access Person of the Corporation.  The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.  Each update thereafter must be provided no later than 30 days after the start of the subsequent year, and be current as of a date no more than 45 days before the report is submitted.  An Initial Holdings Report Form and an Annual Holdings Report Form are attached as Appendix I and Appendix II, respectively.

B.

The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VI.

QUARTERLY REPORTING

A.

Each Access Person (except the Independent Directors, unless required pursuant to paragraph E below) shall report to the Review Officer and the Adviser all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Each Access Person must also report any securities accounts established during the quarter.  The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and accounts established to an officer designated by the President of the Corporation to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. The reports need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control. The report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

B.

Every report shall be submitted to the Review Officer no later than 30 days after the end of each calendar quarter, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

1.

The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

2.

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.

The price of the Security at which the transaction was effected;

4.

The name of the broker, dealer or bank with or through which the transaction was effected;

5.

The date the report is submitted by the Access Person; and

6.

With respect to any account established by the Access Person during the quarter in which any securities are held for the direct or indirect benefit of the Access Person, the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

C.

In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

D.

An Access Person need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Corporation, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 30 days after the end of the calendar quarter.  Please see the Review Officer for more information about this reporting mechanism.

E.

An Independent Director shall report transactions in Securities only if the Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known, that during the 15-day period immediately preceding or following the date of the transaction, such Security was purchased or sold, or was being considered for purchase or sale, by the Fund.  The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund's portfolio holdings, market considerations, or the Fund's investment policies, objectives and restrictions.

VII.

REVIEW AND ENFORCEMENT OF THE CODE

A.

The Review Officer shall notify each person who becomes an Access Person of the Corporation and who is required under this Code of Ethics of their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.  The Review Officer shall create and thereafter maintain a list of all Access Persons of the Fund.

B.

The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with completed portfolio transactions of the Fund and other clients of the Adviser to determine whether a violation of this Code may have occurred.  Before determining that a person has violated the Code, the Review Officer shall give such person an opportunity to supply explanatory material.

C.

If the Review Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any relevant transaction reports and any explanatory material provided by the individual, to the President, who shall make an independent determination as to whether a violation has occurred.  Outside counsel may be consulted for assistance in making this determination.

D.

If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of the Corporation.

E.

No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself.  If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

VIII.

ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Review Officer, on behalf of the Corporation and the Adviser, will provide written reports to the Board of Directors as follows:

A.

Issues Arising Under the Code.  The reports must describe any issue(s) that arose during the previous year under the Codes or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s).  The Review Officer may report to the Board more frequently as the Review Officer deems necessary or appropriate and shall do so as requested by the Board.

B.

Certification.  Each report must be accompanied by a certification to the Board that the Corporation and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating their code of ethics.

IX.

RECORDKEEPING

The Corporation and the Adviser will maintain the records set forth below.  These records will be maintained by the Corporation in accordance with Rule 31a-2 under the 1940 Act and by the Adviser in accordance with Rule 204-2 under the Advisers Act.  They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A.

A copy of this Code and any other code adopted by it, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B.

A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C.

A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D.

A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.

A copy of each annual report required by Section VIII and the certifications required by Section X of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

F.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted.

G.

A record of the reconciliation of employees’ quarterly statements and Quarterly Reports will be kept.

X.

MISCELLANEOUS

A.

Confidentiality.  All reports and other information submitted pursuant to this Code shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

B.

Interpretation of Provisions.  The Board of Directors of the Corporation may from time to time adopt such interpretations of this Code as it deems appropriate.

C.

Compliance Certification.  Within 10 days of becoming an Access Person (other than Independent Directors), and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix IV.

Approved:

APPENDIX I

INITIAL HOLDINGS REPORT

Name of Reporting Person:

____________________________

Date Person Became Subject to the

   Code’s Reporting Requirements: ________________________

Information in Report Dated as of: ________________________ [Note: Information must be dated no

Date Report Due:  _____________________________________

more than 45 days before  the  person

Date Report Submitted:  _______________

became subject to the Code.]

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here.  9

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here.  9

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature

   Date

APPENDIX II

ANNUAL HOLDINGS REPORT

Name of Reporting Person: ______________________________

Information in Report Dated as of: _______________________

[Note: Information should be dated no

Date Report Due: _____________________________________

more than 45 days before report is

Date Report Submitted: _________________________________

submitted.]

Calendar Year Ended: December 31, ____

Securities Holdings

Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here.  9

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

If you have no securities accounts to report for the year, please check here.  9

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature

Date

APPENDIX III

QUARTERLY REPORT

PERSONAL SECURITY TRANSACTIONS

TO:

Chief Compliance Officer

FROM:

________________________________________________

Type or Print YOUR NAME here

_________________________________________________

Type Quarter Ending Period

DATE:

_________________________________________________

I did not engage in any security transactions during the referenced period that, by the Code, required reporting.

I have reported all security transactions effected during the referenced period that, by the Code, required reporting.

I have attached a copy of my brokerage statement for the referenced period.

This report is due to the Compliance Officer with in 10 days following the end of the quarter.

Signed:__________________________________________     Date:_________________

APPENDIX IV

COMPLIANCE CERTIFICATION

Initial Certification for New Employees

I certify that I:

(i)

have received, read and reviewed the Corporation’s Code of

Ethics;

(ii)

understand the policies and procedures in the Code;

(iii)

recognize that I am subject to such policies and procedures;

(iv)

understand the penalties for non-compliance;

(v)

will fully comply with the Corporation’s Code of Ethics; and

(vi)

have fully and accurately completed this Certificate.

Signature:

Name:

                                                         (Please print)

Date Submitted:

Date Due: _________________________

Annual Certification

I certify that I:

(i)

have received, read and reviewed the Corporation’s Code of

Ethics;

(ii)

understand the policies and procedures in the Code;

(iii)

recognize that I am subject to such policies and procedures;

(iv)

understand the penalties for non-compliance;

(v)

have complied with the Corporation’s Code of Ethics and any        applicable reporting requirements during this past year;

(vi)

have fully disclosed any exceptions to my compliance with the

Code below;

(vii)

will fully comply with the Corporation’s Code of Ethics; and

(vi)

have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:_________________________________

Name:

___________________________________ (Please print)

Date Submitted: ____________________

Date Due:  ________________________